SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 1, 2006
                          Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
----------------------------------------------------

As previously reported, on October 24, 2006, New Century Energy Corp. ("we," "us," and the "Company") entered into a Letter of Intent with two third parties, to purchase oil and gas interests totaling a 30.35% working interest and a 22.1555% net revenue interest in the Javelina Field, in Hidalgo County, Texas. The closing of the acquisition contemplated by the Letter of Intent was anticipated to be on or before December 6, 2006.

In December 2006, we decided not to move forward with the transaction contemplated by the Letter of Intent and to terminate such Letter of Intent. Moving forward, we may choose to re-evaluate the transaction in fiscal 2007, and depending on availability and terms, possibly enter into a separate Letter of Intent to purchase oil and gas interests in the Javelina Field.

Our management believes our common stock is undervalued at its current trading price, and may therefore purchase shares of our common stock in the open market. Our management believes that the current trading value of our common stock does not represent the true value of the common stock based on historical results of operations, the Company's current levels of oil and gas production and the probability of success in its current drilling program. As a result, our management may purchase shares of our common stock from time to time in the open market or in private transactions in the near future, reflecting management's confidence in our long-term prospects.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
--------------------------------------------------------------------------

Exhibit          Description of Exhibit
---------        ----------------------------

99.1             Press Release

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEW CENTURY ENERGY CORP.
                                    ------------------------

                                    /s/ Edward R. DeStefano
                                    --------------------------
                                    Edward R. DeStefano,
                                    President

Date: December 4, 2006